UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-10)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Bank of America Corporation

(Name of Registrant as Specified In Its Charter)

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[Commencing April 28, 2011, Bank of America Corporation sent the following communication to certain stockholders.]

To Our Stockholders:

We previously provided you with our proxy materials for our 2011 Annual Meeting of Stockholders to be held on May 11, 2011. We are writing to address a concern expressed by ISS Proxy Advisory Services about the independence of Charles O. Rossotti, a director nominee, due to the fact that a member of his family is a partner at a law firm that provides services to Bank of America. Mr. Rossotti is independent for the following reasons:

•

Our Board has determined that Mr. Rossotti is an independent director, a position he has held since January 2009. Throughout his time on our Board, he has met the NYSE director independence standards, our Board’s Director Independence Categorical Standards and, since he joined our Audit Committee in October 2009, the “super independence” standards for audit committee members of a NYSE-listed company under applicable SEC rules.

•

In 2010, Mr. Rossotti’s election as an independent director was recommended by ISS, even though his family member held the same position with the same law firm in 2009. No facts have changed with respect to Mr. Rossotti’s independence since that time.

•	Mr. Rossotti’s family member is a partner at the law firm.

O

The law firm was first retained by our company before Mr. Rossotti’s election to our Board. This fact and the family relationship with the law firm were disclosed in our 2010 proxy statement filed March 17, 2010.

O	Mr. Rossotti’s family member serves as the law firm’s full-time director of philanthropy and, as such, does not actively provide services to our company.

O

The legal fees paid by our company to the law firm in 2010 represented an extremely small percentage of our company’s overall expenditures on legal fees (substantially less than one percent of all fees paid by our company to law firms).

O

We have confirmed that the fees the law firm received from us in each of the last three years were less than the consolidated gross revenue threshold under the applicable NYSE director independence standards.

•	The family relationship described above is not of a type that would affect Mr. Rossotti’s ability to exercise his independent judgment with respect to any matter before our Board or Audit Committee.

For the foregoing reasons, we urge you to vote FOR Mr. Rossotti’s election to our Board at our annual meeting.

Your vote is important to us. Please submit your proxy as soon as possible via either the Internet, telephone or mail. Complete voting instructions are outlined in “Voting Instructions and Other Information” on page 64 of the proxy materials you previously received.